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                                                                    EXHIBIT 99.1

                                  CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Joseph D. Keegan, Ph.D., Chief Executive Officer of Molecular Devices Corporation (the "Company"), and Timothy A. Harkness, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company's Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the "ANNUAL REPORT") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 27th day of March, 2003.


       /s/ Joseph D. Keegan                      /s/ Timothy A. Harkness
--------------------------------------    --------------------------------------
         Joseph D. Keegan, Ph.D.                     Timothy A. Harkness
  President, Chief Executive Officer               Vice President, Finance,
                                                   Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Molecular Devices Corporation and will be retained by Molecular Devices Corporation and furnished to the Securities and Exchange Commission or its staff upon request.